As filed with the Securities and Exchange Commission on May 5, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8 REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

TRANSMETA CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	77-0402448
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3990 Freedom Circle
Santa Clara, California 95054
(Address of Principal Executive Offices, including Zip Code)

2000 Equity Incentive Plan
2000 Employee Stock Purchase Plan
(Full Title of the Plans)

John O’Hara Horsley
Vice President, General Counsel & Secretary
Transmeta Corporation
3990 Freedom Circle
Santa Clara, CA 95054
(408) 919-3000
(Name, Address and Telephone Number of Agent For Service)

Copies to:
Mark A. Leahy, Esq.
Michael Tang, Esq.
Fenwick & West LLP
801 California Street
Mountain View, California 94041

CALCULATION OF REGISTRATION FEE

Title of	Amount		Proposed Maximum		Proposed
Securities to	to be		Offering Price		Maximum Aggregate		Amount of
be Registered	Registered		Per Share		Offering Price		Registration Fee
Common Stock, $0.00001 par value	11,266,396	(1)	$0.715	(2)	$8,055,473.14	(2)	$948.13	(3)

(1)	Represents 9,388,664 shares reserved for issuance upon the exercise of stock options that may be granted under the 2000 Equity Incentive Plan and 1,877,732 shares reserved for issuance upon the exercise of purchase rights that may be granted under the 2000 Employee Stock Purchase Plan.

(2)	Estimated as of May 2, 2005 pursuant to Rule 457(c) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee.

(3)	Fee calculated pursuant to Section 6(b) of the Securities Act of 1933, as amended.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
ITEM 8. EXHIBITS.
SIGNATURES
Exhibit Index
EXHIBIT 5.01
EXHIBIT 23.02

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

     This registration statement on Form S-8 registers an aggregate of 9,388,664 additional shares of common stock automatically reserved for issuance upon exercise of stock options granted under the Registrant’s 2000 Equity Incentive Plan and 1,877,732 additional shares of common stock automatically reserved for issuance upon the exercise of purchase rights granted under the Registrant’s 2000 Employee Stock Purchase Plan. This registration statement on Form S-8 hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 (Registration No. 333-49494) filed with the Securities and Exchange Commission on November 7, 2000, March 7, 2001 (Registration No. 333-56654), January 18, 2002 (Registration No. 333-77052), May 28, 2002 (Registration No. 333-89220), March 28, 2003 (Registration No. 333-104100) and August 9, 2004 (Registration No 333-118048).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see page II-3).

II-2

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant, Transmeta Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 4th day of May, 2005.

TRANSMETA CORPORATION
By:	/s/ John O’Hara Horsley
John O’Hara Horsley
Vice President, General Counsel & Secretary

POWER OF ATTORNEY

     KNOW BY ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints John O’Hara Horsley and Mark R. Kent, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement on Form S-8, and to file the same, with all exhibits thereto and all documents in connection therewith, making such changes in this registration statement as such person or persons so acting deems appropriate, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his, her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Arthur L. Swift	Chief Executive Officer,	May 4, 2005

Arthur L. Swift	President and a Director [Principal Executive Officer]

/s/ Mark R. Kent	Chief Financial Officer	May 4, 2005

Mark Kent	[Principal Financial Officer and Principal Accounting Officer]

/s/ R. Hugh Barnes	Director	May 4, 2005

R. Hugh Barnes

/s/ Murray A. Goldman	Director	May 4, 2005

Murray A. Goldman

/s/ David R. Ditzel	Director	May 4, 2005

David R. Ditzel

/s/ William P. Tai	Director	May 4, 2005

William P. Tai

/s/ T. Peter Thomas	Director	May 4, 2005

T. Peter Thomas

/s/ Rick Timmins	Director	May 4, 2005

Rick Timmins

II-3

Exhibit Index

ITEM 8. EXHIBITS.

5.01	Opinion of Fenwick & West LLP regarding legality of the securities being registered.

23.01	Consent of Fenwick & West LLP (included in Exhibit 5.01).

23.02	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.01	Power of Attorney (see page II-3).